ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/BlackRock Global Allocation Fund
Security: Crown Castle Intl Corp.
Date of Purchase: 7/21/2017
Amount of Purchase: $4,935,000
Purchase price: $1,000.00
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: AT&T INC
Date of Purchase: 7/27/2017
Amount of Purchase: $5,590,312
Purchase price: $99.827
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Discovery Communications
Date of Purchase: 9/7/2017
Amount of Purchase: $1,718,842
Purchase price: $99.643
Purchased from: Credit Suisse Securities (USA) LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Enlink Midstream Partner
Date of Purchase: 9/14/2017
Amount of Purchase: $1,450,000
Purchase price: $100.000
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: EQT Corp
Date of Purchase: 9/27/2017
Amount of Purchase: $1,122,052.50
Purchase price: $99.738
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Expedia, Inc.
Date of Purchase: 9/18/2017
Amount of Purchase: $1,795,446
Purchase price: $99.747
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: MPT Operating Partnership LP / MPT Finance Corp
Date of Purchase: 9/7/2017
Amount of Purchase: $1,030,000
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: The Northwestern Mutual Life Insurance Co
Date of Purchase: 9/21/2017
Amount of Purchase: $798,296
Purchase price: $99.787
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Republic of Indonesia
Date of Purchase: 7/11/2017
Amount of Purchase: $1,473,917.25
Purchase price: $99.589
Purchased from: BNP Paribas Securities Corp.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Republic of Indonesia
Date of Purchase: 7/11/2017
Amount of Purchase: $1,329,400.63
Purchase price: $99.209
Purchased from: BNP Paribas Securities Corp.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Republic of Indonesia
Date of Purchase: 7/11/2017
Amount of Purchase: $512,930.32
Purchase price: $99.820
Purchased from: BNP Paribas Securities Corp.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Zoetis Inc
Date of Purchase: 9/5/2017
Amount of Purchase: $1,367,355
Purchase price: $99.444
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: GeoPark Ltd
Date of Purchase: 9/14/2017
Amount of Purchase: $640,000
Purchase price: $100.00
Purchased from: Credit Suisse Securities (Europe) Limited
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Republic of Indonesia
Date of Purchase: 7/11/2017
Amount of Purchase: $1,880,745
Purchase price: $99.82
Purchased from: BNP Paribas Securities Corp.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Saudi Government International Bond
Date of Purchase: 9/27/2017
Amount of Purchase: $208,719
Purchase price: $99.39
Purchased from: J.P. Morgan Securities Plc
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/JPMorgan MidCap Growth Fund
Security: Spark Therapeutics, Inc.
Date of Purchase: 8/3/2017
Amount of Purchase: $6,786,800
Purchase price: $76.00
Purchased from: Goldman Sachs & Co. LLC
Affiliated Underwriter: JPMorgan

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Anthem, Inc.
Date of Purchase: 11/14/2017
Amount of Purchase: $775,000
Purchase price: $99.999
Purchased from: Merrill Lynch, Pierce, Fenner & Smith Incorporated Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Baker Hughes a GE Co LLC
Date of Purchase: 12/6/2017
Amount of Purchase: $2,250,000
Purchase price: $100.00
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Bank of Montreal
Date of Purchase: 12/7/2017
Amount of Purchase: $1,325,000
Purchase price: $100.00
Purchased from: BMO Nesbitt Burns Inc.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: The Mosaic Company
Date of Purchase: 11/8/2017
Amount of Purchase: $850,000
Purchase price: $99.991
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: The Mosaic Company
Date of Purchase: 11/8/2017
Amount of Purchase: $775,000
Purchase price: $99.804
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Realty Income Corporation
Date of Purchase: 11/29/2017
Amount of Purchase: $950,000
Purchase price: $99.778
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: SL Green Operating Partnership LP
Date of Purchase: 10/3/2017
Amount of Purchase: $600,000
Purchase price: $99.893
Purchased from: Wells Fargo Securities, LLC
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Mexico Government International Bond
Date of Purchase: 10/2/2017
Amount of Purchase: $1,090,000
Purchase price: $99.697
Purchased from: HSBC Securities (USA) Inc.
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Wind Tre SpA
Date of Purchase: 10/24/2017
Amount of Purchase: $1,575,000
Purchase price: $100.00
Purchased from: Merrill Lynch, Pierce, Fenner & Smith Incorporated Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Wind Tre SpA
Date of Purchase: 10/24/2017
Amount of Purchase: $680,000
Purchase price: $100.00
Purchased from: Merrill Lynch, Pierce, Fenner & Smith Incorporated Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Wind Tre SpA
Date of Purchase: 10/24/2017
Amount of Purchase: $540,000
Purchase price: $100.00
Purchased from: Deutsche Bank
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Wind Tre SpA
Date of Purchase: 10/24/2017
Amount of Purchase: $500,000
Purchase price: $100.00
Purchased from: Deutsche Bank
Affiliated Underwriter: Goldman Sachs & Co. LLC

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: Fannie Mae-Aces
Date of Purchase: 11/1/2017
Amount of Purchase: $2,776,896
Purchase price: $100.868
Purchased from: Amherst Pierpont Securities LLC
Affiliated Underwriter: JPMorgan

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.